                                                                  Exhibit 3.4


                             SECOND AMENDED BYLAWS
                                      OF
                           FIELDWORKS, INCORPORATED


                                  ARTICLE I.
                            OFFICES, CORPORATE SEAL

          Section 1.01.  Registered Office.  The registered office of the
                         -----------------
corporation in Minnesota shall be that set forth in the articles of incorporation or in the most recent amendment of the articles of incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

          Section 1.02.  Other Offices.  The corporation may have such other
                         -------------
offices, within or without the state of Minnesota, as the directors shall, from time to time, determine.

          Section 1.03.  Corporate Seal.  The corporation shall have no seal.
                         --------------


                                  ARTICLE II.
                           MEETINGS OF SHAREHOLDERS

          Section 2.01.  Place and Time of Meetings.  Except as provided
                         --------------------------
otherwise by the Minnesota Business Corporation Act, meetings of the shareholders may be held at any place, within or without the state of Minnesota, as may from time to time be designated by the directors.

          Section 2.02.  Regular Meetings.
                         -----------------

          (a) A regular meeting of the shareholders shall be held on such date as the board of directors shall by resolution establish.

          (b) At a regular meeting the shareholders, voting as provided in the articles of incorporation and these bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

          (c) To be properly brought before a regular meeting of shareholders, business must be (1) specified in the notice of the meeting, (2) directed to be brought before the meeting by the board of directors or (3) proposed at the meeting by a shareholder who (i) was a shareholder of record at the time of giving of notice provided for in these bylaws, (ii) is entitled to vote at the meeting and (iii) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the notice of the regular meeting was mailed to shareholders. Such notice shall set forth (aa) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, (bb) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (cc) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business, and (dd) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chair of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

          Section 2.03.  Special Meetings.  Special meetings of the shareholders
                         ----------------
may be held at any time and for any purpose and may be called by the Chief Executive Officer, the Chief Financial Officer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the Chief Executive Officer or Chief Financial Officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the board of directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the Chief Executive Officer or the board of directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting.

          Section 2.04.  Quorum, Adjourned Meetings.  The holders of a majority
                         --------------------------
of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

          Section 2.05.  Voting.  At each meeting of the shareholders every
                         ------
shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the articles of incorporation or statutes provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote, except if otherwise required by statute, the articles of incorporation, or these bylaws.

          Section 2.06.  Record Date.  The board of directors may fix a date,
                         -----------
not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the board of directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

          Section 2.07.  Notice of Meetings.  There shall be mailed to each
                         ------------------
shareholder, shown by the books of the corporation to be a holder of record of voting shares, at the shareholder's address as shown by the books of the corporation, a notice setting out the date, time and place of each regular meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least ten days prior thereto. Every notice of any special meeting called pursuant to section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

          Section 2.08.  Waiver of Notice.  Notice of any regular or special
                         ----------------
meeting may be waived by any shareholder either before, at or after such meeting orally or in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by such shareholder's attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 2.09.  Organization and Conduct of Meetings.  The highest
                         ------------------------------------
ranking officer of the corporation who is present shall call to order and act as chair of any meeting of the shareholders. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of (1) an agenda or order of business for the meeting and the method by which business may be proposed, (2) rules and procedures for maintaining order at the meeting and the safety of those present, (3) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine, (4) restrictions on entry to the meeting after the time fixed for the commencement thereof and (5) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Unless and to the extent otherwise determined by the chair of the meeting, it shall not be necessary to follow Robert's Rules of Order or any other rules of parliamentary procedure at the meeting of the shareholders. Following completion of the business of the meeting as determined by the chair of the meeting, the chair of the meeting shall have the exclusive authority and power to adjourn the meeting.

          Section 2.10.  Nomination of Directors.  Only persons nominated in
                         -----------------------
accordance with the following procedures shall be eligible for election by shareholders as directors. Nominations of persons for election as directors may be made at a meeting of shareholders called for the purpose of electing directors (a) by or at the direction of the board of directors or (b) by any shareholder who (1) was a shareholder of record at the time of giving of notice provided for in these Bylaws, (2) is entitled to vote at the meeting and (3) gives prior notice of the nomination in the manner herein provided. For a nomination to be properly made by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation not later than the close of business on the fifteenth day following the day on which the notice of the
shareholder meeting was mailed to shareholders.   Such notice shall set forth
(aa) as to the shareholder giving the notice: (1) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (2) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made; and (bb) as to each person the shareholder proposes to nominate: (1) the name, age, business address and residence address of the person, (2) the principal

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occupation or employment of the person and (3) the class and number of shares of the corporation's capital stock beneficially owned by the person. The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                                 ARTICLE III.
                                  DIRECTORS

          Section 3.01.  General Powers.  The business and affairs of the
                         --------------
corporation shall be managed by or under the authority of the board of directors, except as otherwise permitted by statute.

          Section 3.02.  Number, Qualification and Term of Office.  The board
                         -----------------------------------------
of directors shall consist of one or more directors. The number of directors shall be fixed by resolution of the board of directors and thereafter shall be increased or decreased from time to time by resolution of the board of directors or the shareholders. Directors need not be shareholders. Each of the directors of the corporation shall hold office until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

          Section 3.03.  Board Meetings.  Meetings of the board of directors may
                         --------------
be held from time to time at such time and place within or without the state of Minnesota as may be designated in the notice of such meeting.

          Section 3.04.  Calling Meetings; Notice.  Meetings of the board of
                         ------------------------
directors may be called by the chairman of the board and/or the Chief Executive Officer by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the day or date, time and place of a meeting of the board of directors has been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting of the board of directors need not be given other than by announcement at the meeting at which adjournment is taken.

          Section 3.05.  Waiver of Notice.  Notice of any meeting of the board
                         ----------------
of directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

          Section 3.06.  Quorum and Vote at Meetings.  A majority of the
                         ---------------------------
directors holding office immediately prior to a meeting of the board of directors shall constitute a quorum for the transaction of business at such meeting. A vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except if otherwise required by statute, the Articles of Incorporation or these Bylaws.

          Section 3.07.  Absent Directors.  A director may give advance written
                         ----------------
consent or opposition to a proposal to be acted on at a meeting of the board of directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

          Section 3.08.  Conference Communications.  Any or all directors may
                         -------------------------
participate in any meeting of the board of directors, or of any duly constituted committee thereof, by any means of

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communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this section
3.08 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

          Section 3.09.  Vacancies; Newly Created Directorships.  Vacancies on
                         ---------------------------------------
the board of directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the board of directors as permitted by section
3.02 may be filled by a majority vote of the directors serving at the time of such increase; and each director elected pursuant to this section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

          Section 3.10.  Removal.  Any director may be removed from office, but
                         -------
only for cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. In the event that a director is so removed, a new director shall be elected at the same meeting.

          Section 3.11.  Committees.  A resolution approved by the affirmative
                         ----------
vote of a majority of the board of directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees (other than special litigation committees) are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the board of directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business

     Section 3.12.  Written Action.  Any action which might be taken at a
                    --------------
meeting of the board of directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the articles of incorporation provide otherwise and the action need not be approved by the shareholders.

     Section 3.13.  Compensation.  Directors who are not salaried officers of
                    ------------
this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the board of directors. The board of directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the board of directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.



                                  ARTICLE IV.
                                   OFFICERS

          Section 4.01.  Number and Designation.  The corporation shall have one
                         ----------------------
or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The board of directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties, and responsibilities as may be determined by the board of directors, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such assistant officers or other officers as may from time to time be elected or appointed by the board of directors. Each such officer shall have the powers, rights, duties and responsibilities set forth in these bylaws unless otherwise determined by the board of directors. Any number of offices may be held by the same person.

          Section 4.02.  Term of Office.  The officers of the corporation shall
                         --------------
hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

          Section 4.03.  Removal and Vacancies.  The board of directors may
                         ---------------------
remove any officer from office at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held board meeting. Such removal, however, shall be without prejudice to any contract rights of the officer so removed. A vacancy in an office of the corporation by reason of death, resignation, removal, disqualification or otherwise may, or in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired term by the board of directors.

          Section 4.04.  Chief Executive Officer.  Unless provided otherwise by
                         -----------------------
a resolution adopted by the board of directors, the Chief Executive Officer: (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the board of directors are carried into effect; (d) shall sign and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these bylaws or by the board of directors to some other officer or agent of the corporation; (e) shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders; and (f) shall perform such other duties as may, from time to time, be assigned by the board of directors.

          Section 4.05.  Chief Financial Officer.  Unless provided otherwise by
                         -----------------------
a resolution adopted by the board of directors, the Chief Financial Officer: (a) shall cause to be kept accurate financial records for the corporation; (b) shall cause to be deposited all moneys, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the board of directors shall, from time to time, designate; (c) shall cause to be endorsed for deposit all notes, checks and drafts received by the corporation as ordered by the board of directors, making proper vouchers therefor; (d) shall cause to be disbursed corporate funds and shall cause to be issued checks and drafts in the name of the corporation, as ordered by the board of directors; (e) shall render to the Chief Executive Officer and the board of directors, whenever requested, an account of all the transactions as Chief Financial Officer and of the financial condition of the corporation; and (f) shall perform such other duties as may, from time to time, be assigned by the board of directors or the Chief Executive Officer.

          Section 4.06.  Chairman of the Board.  The Chairman of the Board, if
                         ---------------------
one is elected, shall be a member of the board, shall preside at all meetings of the directors and shall have such other duties as may be prescribed from time to time by the board of directors.

          Section 4.07.  President.  Unless otherwise determined by the board of
                         ---------
directors, the President shall be the Chief Executive Officer of the corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may, from time to time, be assigned by the board of directors.

          Section 4.08.  Vice President.  Each Vice President shall have such
                         --------------
powers and shall perform such duties as prescribed by these bylaws or as may, from time to time, be assigned by the board of directors or by the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, the Vice President(s) shall succeed to the Chief Executive Officer's power and duties in the order designated by the board of directors.

          Section 4.09.  Secretary.  Unless provided otherwise by a resolution
                         ---------
adopted by the board of directors, the Secretary: (a) shall attend all meetings of the shareholders and board of directors and shall record all proceedings of such meetings in the minute book of the corporation; (b) shall give or cause to be given proper notice of meetings of shareholders and, when required, meetings of the board of directors and other notices required by law or these bylaws; and
(c) shall perform such other duties as may, from time to time, be assigned by the board of directors or by the Chief Executive Officer.

          Section 4.10.  Treasurer.  Unless otherwise determined by the board of
                         ---------
directors, the Treasurer shall be the Chief Financial Officer of the corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may, from time to time, be assigned by the board of directors or by the Chief Executive Officer.

          Section 4.11.  Multiple Offices.  Any number of offices or functions
                         ----------------
of those offices may be held by the same person. If a document must be signed by persons holding different offices or functions and one person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

          Section 4.12.  Authority and Duties.  In addition to the foregoing
                         --------------------
authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of business of the corporation as may be determined from time to time by the board of directors. Unless prohibited by a resolution of the board of directors, an officer elected or appointed by the board of directors may, without specific approval of the board of directors, delegate some or all of the duties and powers of an office to other persons.

          Section 4.13.  Compensation.  The officers of the corporation shall
                         ------------
receive such compensation for their services as may be determined by or in accordance with resolutions of the board of directors or by one or more committees to the extent so authorized from time to time by the board of directors.


                                  ARTICLE V.
                           SHARES AND THEIR TRANSFER

          Section 5.01   Certificates for Shares.  All shares of the corporation
                         -----------------------
shall be certificated shares. Each holder of shares of the corporation shall be entitled to a certificate for shares in such form as the board of directors may, from time to time, approve. Certificates shall be signed by an authorized representative of the corporation's transfer agent. A certificate representing shares of this corporation shall contain on its face the information required by the Minnesota Business Corporation Act, section 302A.417. A certificate representing shares of this corporation shall, if the corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the board to determine relative rights and preferences of subsequent classes or series.

          Section 5.02.  Issuance of Shares.  The board of directors is
                         ------------------
authorized to cause to be issued shares of the corporation up to the full amount authorized by the articles of incorporation in such amounts as may be determined by the board of directors and as may be permitted by law. Shares may be issued for any consideration, including, without limitation, in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of approval of the issuance of shares, the board of directors shall state, by resolution, its determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are to be issued.

          Section 5.03.  Transfer of Shares.  Transfer of shares on the books of
                         ------------------
the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

          Section 5.04.  Loss of Certificates.  Except as otherwise provided by
                         --------------------
the Minnesota Business Corporation Act, section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the board of directors and/or the corporation's transfer agent shall require and shall, if the board of directors and/or the corporation's transfer agent so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of directors and/or the corporation's transfer agent, to indemnify the corporation and/or the corporation's transfer agent against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.


                                  ARTICLE VI.
                          DISTRIBUTIONS, RECORD DATE

     Section 6.01.  Distributions.  Subject to the provisions of the Articles of
                    -------------
Incorporation, of these Bylaws, and of law, the board of directors may authorize and cause the corporation to make distributions whenever, and in such amounts or forms as, in its opinion, are deemed advisable.

     Section 6.02.  Record Date.  Subject to any provisions of the Articles of
                    -----------
Incorporation, the board of directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.


                                 ARTICLE VII.
                        BOOKS AND RECORDS, FISCAL YEAR

          Section 7.01.  Share Register.  The board of directors of the
                         --------------
corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

          (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

          (2) a record of the dates on which certificates or transaction statements representing shares were issued.

          Section 7.02.  Other Books and Records.  The board of directors shall
                         -----------------------
cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by the Minnesota Business Corporation Act, section 302A.461, originals or copies of:

          (1) records of all proceedings of shareholders for the last three years;

          (2) records of all proceedings of the board for the last three years;

          (3) its articles of incorporation and all amendments currently in effect;

          (4) its bylaws and all amendments currently in effect;

          (5) financial statements required by the Minnesota Business Corporation Act, section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

          (6) reports made to shareholders generally within the last three years;

          (7) a statement of the names and usual business addresses of its directors and principal officers; and

          (8) any shareholder voting or control agreements of which the corporation is aware.

          Section 7.03.  Fiscal Year.  The fiscal year of the corporation shall
                         -----------
be determined by the board of directors.


                                 ARTICLE VIII.
                         LOANS, GUARANTEES, SURETYSHIP

          Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present, and:

          (1) is in the usual and regular course of business of the corporation;

          (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

          (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or

          (4) has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested

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

              person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares whether or not entitled to vote.

Such loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty, surety or warranty of the corporation at common law or under a statute of the state of Minnesota.


                                  ARTICLE IX.
                      INDEMNIFICATION OF CERTAIN PERSONS

          Section 9.01. The corporation shall indemnify all officers and directors of the corporation, for such expenses and liabilities, including the advancement of reimbursement of expenses, in such manner, under such circumstances and to such extent as permitted by the Minnesota Business Corporation Act, section 302A.521, as now enacted or hereafter amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the corporation shall advance all reasonable costs and expenses (including attorney's fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this section 9.01, all in the manner, under the circumstances and to the extent permitted by section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the board of directors, the corporation shall not indemnify any employee of the corporation who is not otherwise entitled to indemnification pursuant to the prior sentence of this section 9.01.


                                  ARTICLE X.
                                  AMENDMENTS

          Section 10.01. These bylaws may be amended or altered by a vote of the majority of the whole board of directors at any meeting. Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act, section 302A.181, subd. 3, to adopt, amend, repeal bylaws adopted, amended, or repealed by the board of directors. The board of directors shall not in any case adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications or terms of office, but the board of directors may adopt or amend a bylaw to increase the number of directors.


                                  ARTICLE XI.
                       SECURITIES OF OTHER CORPORATIONS

          Section 11.01.   Voting Securities Held by the Corporation.  Unless
                           -----------------------------------------
otherwise ordered by the board of directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The board of directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the Chief Executive Officer or any other person or persons.

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

          Section 11.02.   Purchase and Sale of Securities.  Unless otherwise
                           -------------------------------
ordered by the board of directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The board of directors may, from time to time, confer like powers upon any other person or persons.


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